Filed Pursuant to Rule 433
                                                    Registration No.: 333-130694


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MORGAN STANLEY                                                   June 12th, 2007
Securitized Products Group       [MORGAN STANLEY LOGO]
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                                   Term Sheet

                                  $781,761,000
                                  Approximately

                        Morgan Stanley ABS Capital I Inc.
                                 Series 2007-NC4

                       Mortgage Pass-Through Certificates

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/1030442/000090514806002120/
efc6-1020_forms3a.txt

                   IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                           GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

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MORGAN STANLEY                                                   June 12th, 2007
Securitized Products Group       [MORGAN STANLEY LOGO]
--------------------------------------------------------------------------------

                           Approximately $781,761,000
                Morgan Stanley ABS Capital I Inc. Series 2007-NC4

                       Morgan Stanley ABS Capital I Inc.
                                    Depositor

                     Wells Fargo Bank, National Association
                  Master Servicer and Securities Administrator

                          Saxon Mortgage Services, Inc.
                                    Servicer

                             Transaction Highlights


                            Original Class
Certificate                  Certificate       Expected Ratings       Avg Life To
  Classes     Description     Balance(5)     (S&P / Moody's/Fitch)   Call(1)/Mty(2)
-----------   -----------   --------------   ---------------------   --------------
  A-1(4)        Floater        208,600,000        AAA/Aaa/AAA
  A-2a(4)       Floater        337,200,000        AAA/Aaa/AAA          0.80/0.80
  A-2b(4)       Floater         68,250,000        AAA/Aaa/AAA          2.00/2.00
  A-2c(4)       Floater        165,000,000        AAA/Aaa/AAA          3.50/3.50
  A-2d(4)       Floater         96,775,000        AAA/Aaa/AAA
    M-1         Floater         12,609,000        AA-/A2/AA-           5.28/5.50
    M-2         Floater         19,965,000         A+/ A3/A+           5.26/5.47
    B-1         Floater         18,389,000         A/Baa1/A            5.23/5.43
    B-2         Floater          9,457,000        A-/Baa1 A-           5.23/5.41
    B-3         Floater         21,016,000      BBB+/Baa3/BBB+         5.21/5.37
    B-4         Floater         13,135,000        BBB/Ba1/BBB
    B-5         Floater         19,965,000       BBB-/Ba2/BBB-
               Modified
              Duration To                                  Initial
Certificate   Call(1)(3)/   Payment Window To Call(1)   Subordination
  Classes     Mty (2)(3)             /Mty(2)                Level         Benchmark
-----------   -----------   -------------------------   -------------    -----------
  A-1(4)       Not Offered                                      16.65%   1 Mo. LIBOR
  A-2a(4)      0.77/0.77          1 - 22/1 - 22                 16.65%   1 Mo. LIBOR
  A-2b(4)      1.88/1.88         22 - 28/22 - 28                16.65%   1 Mo. LIBOR
  A-2c(4)      3.13/3.13         28 - 66/28 - 66                16.65%   1 Mo. LIBOR
  A-2d(4)                      Not Offered Hereby               16.65%   1 Mo. LIBOR
    M-1        4.38/4.49          41-115/41-161                 15.45%   1 Mo. LIBOR
    M-2        4.32/4.43          40-115/40-158                 13.55%   1 Mo. LIBOR
    B-1        4.21/4.30          40-115/40-153                 11.80%   1 Mo. LIBOR
    B-2        4.14/4.22          39-115/39-148                 10.90%   1 Mo. LIBOR
    B-3        4.13/4.20          39-115/39-145                  8.90%   1 Mo. LIBOR
    B-4        Not Offered Hereby                                7.65%   1 Mo. LIBOR
    B-5        Not Offered Hereby                                5.75%   1 Mo. LIBOR

Notes:(1)   Certificates are priced to the 5% Optional Clean-up Call.
      (2)   Based on the pricing prepayment speed. See details below.
      (3)   Assumes pricing at par.
      (4)   Entitled to benefits of Certificate Insurance Policy as described below.
      (5)   Class sizes subject to a variance of plus or minus 5%.

Issuing Entity:              Morgan Stanley ABS Capital I Inc. Trust 2007-NC4.

Depositor:                   Morgan Stanley ABS Capital I Inc.

Originator:                  New Century Mortgage Corporation

Master Servicer:             Wells Fargo Bank, National Association

Servicer:                    Saxon Mortgage Services, Inc.

Swap Provider:               Morgan Stanley Capital Services Inc.

Trustee:                     Deutsche Bank National Trust Company

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
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                                     Page 2
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Securities and Swap          Wells Fargo Bank, National Association
Administrator:

Underwriter:                 Morgan Stanley & Co. Incorporated.

Rating Agencies:             Standard & Poor's Ratings Service, Moody's
                             Investors Service, Inc. and Fitch, Inc.

Certificate Insurer:         Financial Guaranty Insurance Company (FGIC), a AAA
                             / Aaa / AAA rated surety bond provider.

Certificate Insurance        Class A Certificates will be unconditionally and
Policy:                      irrevocably guaranteed as to timely distributions
                             of interest and ultimate payments of principal pursuant to the terms of a financial guaranty insurance policy to be issued by the Certificate
                             Insurer.

LIBOR Certificates:          The Class A-1, A-2a, A-2b, A-2c, A-2d, M-1, M-2,
                             B-1, B-2, B-3, B-4 and B-5 Certificates.

Class A Certificates:        The Class A-1, A-2a, A-2b, A-2c and A-2d
                             Certificates.

Group I Class A              The Class A-1 Certificates.
Certificates:

Group II Class A             The Class A-2a, Class A-2b, Class A-2c and Class
Certificates:                A-2d Certificates.

Class A Certificate Group:   The Group I Class A Certificates and Group II Class
                             A Certificates, as applicable.

Expected Closing Date:       June 20, 2007 through DTC and Euroclear or
                             Clearstream. The Certificates will be sold without accrued interest.

Cut-off Date:                May 1, 2007.

Distribution Dates:          With the exception of the first distribution date,
                             the 25th of each month, or if such day is not a business day, the next business day. The first distribution date is June 29, 2007.

Final Scheduled              For all LIBOR Certificates, the Distribution Date
Distribution Date:           occurring in May 2037.

Minimum Denomination:        The LIBOR Certificates will be issued and available
                             in denominations of $25,000 initial principal balance and integral multiples of $1 in excess of $25,000.

Due Period:                  For any Distribution Date, the period commencing on
                             the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

Interest Accrual Period:     The interest accrual period for the LIBOR
                             Certificates with respect to any Distribution Date will be the period beginning with the previous
                             Distribution Date (or, in the case of the first
                             Distribution Date, the Closing Date) and ending on the day prior to the current Distribution Date (on an actual/360 day count basis).

The Mortgage Loans:          The Trust will consist of approximately $1,050.8
                             million of adjustable- and fixed-rate subprime residential, first-lien and second-lien mortgage loans.

Group I Mortgage Loans:      Approximately $250.3 million of Mortgage Loans with
                             original principal balances that conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie Mae and Freddie Mac.

Group II Mortgage Loans:     Approximately $800.5 million of Mortgage Loans with
                             original principal balances that may or may not conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie Mae and Freddie
                             Mac.

Pricing Prepayment Speed:    o     Fixed Rate Mortgage Loans: CPR starting at
                                   approximately 4% CPR in month 1 and
                                   increasing to 23% CPR in month 16 (19%/15 increase for each month), and remaining at 23% CPR thereafter

                             o     ARM Mortgage Loans: 28% CPR

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refer to important information and qualifications at the end of this material.
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                                     Page 3
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Credit Enhancement:          The LIBOR Certificates are credit enhanced by:

                             1) Net monthly excess cashflow from the Mortgage
                                Loans after taking into account certain payments received or paid by the Issuing Entity pursuant to the interest rate swap agreement,

                             2) 5.75% overcollateralization (funded upfront). On
                                and after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 11.50% of the aggregate stated principal balance of the Mortgage Loans as of the last day of the applicable Due Period, subject to a 0.50% floor, based on the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, and

                             3) Subordination of distributions on the more
                                subordinate classes of certificates (if
                                applicable) to the required distributions on the more senior classes of certificates.

                             4) For the Class A Certificates only, the
                                Certificate Insurance Policy issued by the Certificate Insurer.

Senior Enhancement           For any Distribution Date, the percentage obtained
Percentage:                  by dividing (x) the aggregate Class Certificate
                             Balance of the subordinate certificates (together with any overcollateralization and taking into account the distributions of the Principal
                             Distribution Amount and all payments of principal from the Swap Account, if any, for such Distribution Date) by (y) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period.

Stepdown Date:               The later to occur of:

                             (x) The earlier of:

                                 (a) The Distribution Date occurring in June
                                     2010, and

                                 (b) The Distribution Date following the
                                     Distribution Date on which the aggregate balance of the Class A Certificates is reduced to zero; and

                             (y) The first Distribution Date on which the Senior
                                 Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the certificates on the applicable Distribution Date) is greater than or equal to approximately 33.30%.

Trigger Event:               Either a Delinquency Trigger Event or a Cumulative
                             Loss Trigger Event.

Delinquency Trigger Event:   A Delinquency Trigger Event is in effect on any
                             Distribution Date if on that Distribution Date the 60 Day+ Rolling Average (the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including Mortgage Loans in foreclosure and Mortgage Loans related to REO
                             Property) equals or exceeds 48.00% of the prior period's Senior Enhancement Percentage.

Cumulative Loss Trigger      A Cumulative Loss Trigger Event is in effect on any
Event:                       Distribution Date if the aggregate amount of
                             Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment
                             Period divided by the aggregate stated principal balance of the Mortgage Loans as of the Cut-off
                             Date exceeds the applicable cumulative loss percentages described below with respect to such Distribution Date:

                             Months 25- 36              1.900% for the first month, plus an additional 1/12th of
                                                        2.350% for each month thereafter (e.g., 3.075% in Month 31)
                             Months 37- 48              4.250% for the first month, plus an additional 1/12th of
                                                        2.350% for each month thereafter (e.g., 5.425% in Month 43)
                             Months 49- 60              6.600% for the first month, plus an additional 1/12th of
                                                        1.900% for each month thereafter (e.g., 7.550% in Month 55)
                             Months 61- 72              8.500% for the first month, plus an additional 1/12th of
                                                        1.000% for each month thereafter (e.g., 9.000% in Month 67)
                             Months 73- thereafter      9.500%

Initial Subordination        Class A:   16.65%
Percentage:                  Class M-1: 15.45%
                             Class M-2: 13.55%
                             Class B-1: 11.80%
                             Class B-2: 10.90%
                             Class B-3: 8.90%
                             Class B-4: 7.65%
                             Class B-5: 5.75%

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refer to important information and qualifications at the end of this material.
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                                     Page 4
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Optional Clean-up Call:      When the current aggregate stated principal balance
                             of the Mortgage Loans is less than or equal to 5% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Step-up Coupons:             For all LIBOR Certificates the coupon will increase
                             after the Optional Clean-up Call date, should the call not be exercised. The applicable fixed margin will increase by 2x on the Class A Certificates and by 1.5x on all other Certificates after the first
                             Distribution Date on which the Optional Clean-up
                             Call is exercisable.

Group I Class A              The Class A-1 Certificates will accrue interest at
Certificates Pass-Through    a variable rate equal to the least of (i) one-month
Rate:                        LIBOR plus [] bps ([] bps after the first
                             Distribution Date on which the Optional Clean-up
                             Call is exercisable), (ii) the Loan Group I Cap and
                             (iii) the WAC Cap.

Group II Class A             The Class A-2a, A-2b, A-2c and A-2d Certificates
Certificates Pass-Through    will accrue interest at a variable rate equal to
Rate:                        the least of (i) one-month LIBOR plus [] bps ([]
                             bps after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the
                             Loan Group II Cap and (iii) the WAC Cap.

Class M-1 Pass-Through Rate: The Class M-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-2 Pass-Through Rate: The Class M-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-1 Pass-Through Rate: The Class B-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-2 Pass-Through Rate: The Class B-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-3 Pass-Through Rate: The Class B-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-4 Pass-Through Rate: The Class B-4 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-5 Pass-Through Rate: The Class B-5 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

WAC Cap: For any Distribution Date, the weighted average of the interest rates for each mortgage loan (in each case, less the applicable Expense Fee Rate and in the case of the Class A Certificates, less the Certificate Insurer's premium) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Loan Group I Cap:            For any Distribution Date, the weighted average of
                             the interest rates for each Group I Mortgage Loan
                             (in each case, less the applicable Expense Fee Rate and the Certificate Insurer's premium) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest
                             Accrual Period.

Loan Group II Cap:           For any Distribution Date, the weighted average of
                             the interest rates for each Group II Mortgage Loan
                             (in each case, less the applicable Expense Fee Rate and the Certificate Insurer's premium) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest
                             Accrual Period.

Swap Payment Rate:           For any Distribution Date, a fraction, the
                             numerator of which is any Net Swap Payment or Swap
                             Termination Payment owed to the Swap Provider
                             (other than any Defaulted Swap Termination Payment) for such Distribution Date and the denominator of which is the stated principal balance of the Mortgage Loans at the beginning of the related due period, multiplied by 12.

Expense Fee Rate:            For any Distribution Date, the sum of the master
                             servicer fee rate and the servicer fee rate.

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
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                                     Page 5
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Group I Class A Basis Risk   As to any Distribution Date, the supplemental
Carry Forward Amount:        interest amount for each of the Group I Class A
                             Certificates will equal the sum of:

                             (i) The excess, if any, of interest that would otherwise be due on such Certificates at the Group I Class A Certificates Pass-Through Rate (without regard to the Loan Group I Cap or WAC Cap) over interest due such Certificates at a rate equal to the lesser of the Loan Group I Cap or WAC Cap;

                             (ii) Any Group I Class A Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates; and

                             (iii) Interest on the amount in clause (ii) at the
                                   related Group I Class A Certificates
                                   Pass-Through Rate (without regard to the Loan Group I Cap or WAC Cap).

Group II Class A Basis Risk  As to any Distribution Date, the supplemental
Carry Forward Amount:        interest amount for each of the Group II Class A
                             Certificates will equal the sum of:

                             (i) The excess, if any, of interest that would otherwise be due on such Certificates at the Group II Class A Certificates Pass-Through Rate (without regard to the Loan Group II Cap or WAC Cap) over interest due such Certificates at a rate equal to the lesser of the Loan Group II Cap or WAC Cap;

                             (ii) Any Group II Class A Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates; and

                             (iii) Interest on the amount in clause (ii) at the
                                   related Group II Class A Certificates
                                   Pass-Through Rate (without regard to the Loan Group II Cap or WAC Cap).

Class M-1, M-2, B-1, B-2,    As to any Distribution Date, the supplemental
B-3, B-4 and B-5 Basis       interest amount for each of the Class M-1, M-2,
Risk Carry Forward Amounts:  B-1, B-2, B-3, B-4 and B-5 Certificates will equal the sum of:

                             (i) The excess, if any, of interest that would otherwise be due on such Certificates at such Certificates' applicable Pass-Through Rate (without regard to the WAC Cap) over interest due such Certificates at a rate equal to the WAC Cap;

                             (ii) Any Basis Risk Carry Forward Amount for such class remaining unpaid for such Certificate from prior Distribution Dates; and

                             (iii) Interest on the amount in clause (ii) at the
                                   Certificates' applicable Pass-Through Rate
                                   (without regard to the WAC Cap).

Interest Distributions on    On each Distribution Date and after payments of any
LIBOR Certificates:          master servicing fee and servicing fee and other
                             expenses, including any Net Swap Payments and any Swap Termination Payment owed to the Swap Provider, other than Defaulted Swap Termination Payments owed to the Swap Provider to the extent a Replacement
                             Swap Provider Payment has not been made to the Swap
                             Account, interest distributions from any remaining
                             Interest Remittance Amount will be allocated as follows:

                             (i) to the Certificate Insurer, its premium for that Distribution Date;

                             (ii) the portion of the Interest Remittance Amount attributable to the Group I Mortgage Loans will be allocated according to the related Accrued Certificate Interest and any unpaid interest shortfall amounts for such class, as applicable, first, to the Group I Class A Certificates and second, pro rata, based on their respective entitlements to such amounts, to the Group II Class A Certificates;

                             (iii) the portion of the Interest Remittance Amount
                                   attributable to the Group II Mortgage Loans will be allocated according to the related Accrued Certificate Interest and any unpaid interest shortfall amounts for such class, as applicable, first, pro rata, based on their respective entitlements to such amounts, to the Group II Class A Certificates and second, to the Group I Class A Certificates;

                             (iv) to the Certificate Insurer, reimbursement for prior unreimbursed draws under the Certificate Insurance Policy, with interest on such amounts;

                             (v) to the Class M-1 Certificates, its Accrued Certificate Interest;

                             (vi) to the Class M-2 Certificates, its Accrued Certificate Interest;

                             (vii) to the Class B-1 Certificates, its Accrued
                                   Certificate Interest;

                             (viii) to the Class B-2 Certificates, its Accrued
                                   Certificate Interest;

                             (ix) to the Class B-3 Certificates, its Accrued Certificate Interest;

                             (x) to the Class B-4 Certificates, its Accrued Certificate Interest; and

                             (xi) to the Class B-5 Certificates, its Accrued Certificate Interest.

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refer to important information and qualifications at the end of this material.
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Principal Distributions on   On each Distribution Date (a) prior to the Stepdown
LIBOR Certificates:          Date or (b) on which a Trigger Event is in effect,
                             principal distributions from the Principal
                             Distribution Amount will be allocated as follows:

                             (i) to the Swap Account, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment owed to the Swap Provider, other than Defaulted Swap Termination Payments owed to the Swap Provider to the extent a Replacement Swap Provider Payment has not been made to the Swap Account;

                             (ii) to the Certificate Insurer, the amount of prior unreimbursed draws on the Certificate Insurance Policy then owed to the Certificate Insurer, with interest on such amounts;

                             (iii) to the Class A Certificates, allocated
                                   between the Class A Certificates as described below, until the Class Certificate Balances have been reduced to zero;

                             (iv) to the Class M-1 Certificates, until the Class Certificate Balance has been reduced to zero;

                             (v) to the Class M-2 Certificates, until the Class Certificate Balance has been reduced to zero;

                             (vi) to the Class B-1 Certificates, until the Class Certificate Balance has been reduced to zero;

                             (vii) to the Class B-2 Certificates, until the
                                   Class Certificate Balance has been reduced to zero;

                             (viii) to the Class B-3 Certificates, until the
                                   Class Certificate Balance has been reduced to zero;

                             (ix) to the Class B-4 Certificates, until the Class Certificate Balance has been reduced to zero; and

                             (x) to the Class B-5 Certificates, until the Class Certificate Balance has been reduced to zero.

                             On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                             (i) to the Swap Account, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment owed to the Swap Provider, other than Defaulted Swap Termination Payments owed to the Swap Provider to the extent a Replacement Swap Provider Payment has not been made to the Swap Account;

                             (ii) to the Certificate Insurer, the amount of
                                  prior unreimbursed principal draws on the Certificate Insurance Policy then owed to the Certificate Insurer, with interest on such amounts;

                             (iii) to the Class A Certificates, the lesser of
                                  the remaining Principal Distribution Amount and the Class A Principal Distribution Amount, allocated between the Class A Certificates as described below, until the Class Certificate Balances thereof have been reduced to zero;

                             (iv) to the Class M-1 Certificates, the lesser of
                                  the remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                             (v) to the Class M-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                             (vi) to the Class B-1 Certificates, the lesser of
                                  the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                             (vii) to the Class B-2 Certificates, the lesser of
                                  the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                             (viii) to the Class B-3 Certificates, the lesser of
                                  the remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                             (ix) to the Class B-4 Certificates, the lesser of
                                  the remaining Principal Distribution Amount and the Class B-4 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and

                             (x) to the Class B-5 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-5 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero.

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refer to important information and qualifications at the end of this material.
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Class A Principal            Except as described below, the Group II Class A
Allocation:                  Certificates will receive principal sequentially:
                             the Class A-2b Certificates will not receive principal distributions until the Class Certificate
                             Balance of the Class A-2a Certificates has been reduced to zero, the Class A-2c Certificates will not receive principal distributions until the Class
                             Certificate Balance of the Class A-2b Certificates has been reduced to zero and the Class A-2d
                             Certificates will not receive principal
                             distributions until the Class Certificate Balance of the Class A-2c Certificates has been reduced to zero.

                             All principal distributions to the holders of the Class A Certificates on any Distribution Date will be allocated concurrently between the Group I Class A Certificates, on the one hand, and the Group II Class A Certificates, on the other hand, based on the Class A Principal Allocation Percentage for the Group I Class A Certificates and the Group II Class A Certificates, as applicable.

                             However, if the Class Certificate Balances of the Class A Certificates in either Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the holders of the Class A Certificates in the other Class A Certificate Group remaining outstanding, in accordance with the principal distribution allocations described herein, until their Class Certificate Balances have been reduced to zero. Any payments of principal to the Group I Class A Certificates will be made first from payments relating to the Group I Mortgage Loans, and any payments of principal to the Group II Class A Certificates will be made first from payments relating to the Group II Mortgage Loans.

                             Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Group II Class A Certificates will be distributed pro rata, based upon their respective Class Certificate Balances, to the Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates.

Swap Payment Allocation:     For a given Class of Certificates outstanding, a
                             pro rata share of the Net Swap Payment owed by the Swap Provider (if any), based on the outstanding
                             Class Certificate Balance of that Class.

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Swap Payment Priority:       All payments due under the interest rate swap
                             agreement and any Swap Termination Payment pursuant to the swap agreement, including, without duplication, payments received by the Issuing Entity as a result of entering into a replacement interest rate swap agreement (a Replacement Swap Provider Payment), will be deposited into the Swap Account, and allocated in the following order of priority:

                             (i) to pay any Net Swap Payment owed to the Swap Provider pursuant to the interest rate swap agreement;

                             (ii) to pay any Swap Termination Payment to the Swap Provider, other than a Defaulted Swap Termination Payment, owed to the Swap Provider for that distribution date;

                             (iii) to the Certificate Insurer, the Certificate
                                   Insurer's premium for that Distribution Date, to the extent unpaid from Available Funds

                             (iv) to the Certificate Insurer, the amount owing to the Certificate Insurer for reimbursement for prior claims paid under the Certificate Insurance Policy in respect of the Class A Certificates and any other amounts owing to the Certificate Insurer under the Certificate Insurance Policy, to the extent remaining unpaid from Available Funds;

                             (v) to the Class A-1, A-2a, A-2b, A-2c and A-2d Certificates, Accrued Certificate Interest and unpaid interest shortfall amounts, on a pro rata basis, to the extent not yet paid;

                             (vi) to the Class M-1, M-2, B-1, B-2, B-3, B-4 and B-5 Certificates, Accrued Certificate Interest and unpaid interest shortfall amounts, sequentially and in that order, to the extent not yet paid;

                             (vii) to be paid as principal, in accordance with
                                   the principal distribution rules in effect for such Distribution Date, as needed to maintain the required overcollateralization;

                             (viii) concurrently, to the Class A-1, A-2a, A-2b,
                                   A-2c and A-2d Certificates, any Basis Risk
                                   Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;

                             (ix) sequentially, to the Class M-1, M-2, B-1, B-2, B-3, B-4 and B-5 Certificates, any Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;

                             (x) concurrently, to the Class A Certificates, Class M Certificates and Class B Certificates, any unpaid Basis Risk Carry Forward Amount, pro rata based on need;

                             (xi) sequentially, to the Class M-1, M-2, B-1, B-2, B-3, B-4 and B-5 Certificates, the allocated unreimbursed realized loss amount, to the extent not yet paid;

                             (xii) to pay any Defaulted Swap Termination Payment
                                   to the Swap Provider for that distribution date; and

                             (xiii) all remaining amounts to the holder of the
                                   Class X Certificates.

                             In the event that the Issuing Entity enters into a replacement interest rate swap agreement and the Issuing Entity is entitled to receive a Replacement Swap Provider Payment, the Trustee will be required to direct the replacement swap provider (or its guarantor) to make such Replacement Swap Provider Payment to the Swap Account. Notwithstanding the foregoing, any Replacement Swap Provider Payment will be made from the Swap Account to the Swap Provider (or its guarantor) immediately upon receipt of such payment, regardless of whether the date of receipt is a distribution date. If any Replacement Swap Provider Payment is made to an account other than the Swap Account, then any Replacement Swap Provider Payment will be required to be paid to the Swap Provider (or its guarantor) immediately upon receipt of such Replacement Swap Provider Payment by the trust, regardless of whether the date of receipt is a distribution date. The Swap Provider will have first priority to any Replacement Swap Provider Payment over the payment by the Issuing Entity to certificateholders, the servicer, the Trustee or any other person. If any such amount received from a replacement swap provider and paid to the Swap Provider is less than the full amount of a Swap Termination Payment owed to the Swap Provider, the remaining amount of the Swap Termination Payment will remain payable to the Swap Provider in accordance with the priority of payment described above.

                             Notwithstanding the foregoing, in the event that the Issuing Entity receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then the Trustee will be required to deposit the Swap Termination Payment into the reserve account that is a sub-account of the Swap Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the Trustee will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the Issuing Entity (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a Swap Termination Payment for purposes of determining the distributions from the Swap Account until the final Distribution Date.

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refer to important information and qualifications at the end of this material.
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Allocation of Net Monthly    For any Distribution Date, any Net Monthly Excess
Excess Cashflow:             Cashflow shall be paid as follows:

                             (i) to the Certificate Insurer, to the extent of any remaining reimbursements for prior, unreimbursed draws for either interest or principal, as well as any other amounts owed to the Certificate Insurer, with interest on such amounts;

                             (ii) to the Class M-1 Certificates, the unpaid interest shortfall amount;

                             (iii) to the Class M-1 Certificates, the allocated
                                   unreimbursed realized loss amount;

                             (iv) to the Class M-2 Certificates, the unpaid interest shortfall amount;

                             (v) to the Class M-2 Certificates, the allocated unreimbursed realized loss amount;

                             (vi) to the Class B-1 Certificates, the unpaid interest shortfall amount;

                             (vii) to the Class B-1 Certificates, the allocated
                                   unreimbursed realized loss amount;

                             (viii) to the Class B-2 Certificates, the unpaid
                                   interest shortfall amount;

                             (ix) to the Class B-2 Certificates, the allocated unreimbursed realized loss amount;

                             (x) to the Class B-3 Certificates, the unpaid interest shortfall amount;

                             (xi) to the Class B-3 Certificates, the allocated unreimbursed realized loss amount;

                             (xii) to the Class B-4 Certificates, the unpaid
                                   interest shortfall amount;

                             (xiii) to the Class B-4 Certificates, the allocated
                                   unreimbursed realized loss amount;

                             (xiv) to the Class B-5 Certificates, the unpaid
                                   interest shortfall amount;

                             (xv) to the Class B-5 Certificates, the allocated unreimbursed realized loss amount;

                             (xvi) concurrently, any Group I Class A Basis Risk
                                   Carry Forward Amount to the Group I Class A
                                   Certificates, and any Group II Class A Basis
                                   Risk Carry Forward Amount to the Group II
                                   Class A Certificates; and

                             (xvii) sequentially, to Classes M-1, M-2, B-1, B-2,
                                   B-3, B-4 and B-5 Certificates, in such order, any Basis Risk Carry Forward Amount for such classes.

Interest Remittance Amount:  For any Distribution Date, the portion of available funds for such Distribution Date attributable to interest received or advanced on the Mortgage Loans.

Accrued Certificate          For any Distribution Date and each class of
Interest:                    Certificates, equals the amount of interest accrued
                             during the related interest accrual period on the related Class Certificate Balance immediately prior to such Distribution Date at the related
                             Pass-Through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers Civil Relief
                             Act or similar state law allocated to such class.

Principal Distribution       On any Distribution Date, the sum of (i) the Basic
Amount:                      Principal Distribution Amount and (ii) the Extra
                             Principal Distribution Amount.

Basic Principal              On any Distribution Date, the excess of (i) the
Distribution Amount:         aggregate principal remittance amount over (ii) the
                             Excess Subordinated Amount, if any.

Net Monthly Excess Cashflow: For any Distribution Date is the amount of funds available for distribution on such Distribution Date remaining after making all distributions of interest, principal and any insurance premiums payable to the Certificate Insurer on the certificates.

Extra Principal              For any Distribution Date, the lesser of (i) the
Distribution Amount:         excess of (x) interest collected or advanced with
                             respect to the Mortgage Loans with due dates in the related Due Period (less the master servicing fee and the servicing fee and expenses), over (y) the sum of interest payable on the Certificates and any insurance premiums payable to the Certificate
                             Insurer on such Distribution Date and (ii) the overcollateralization deficiency amount for such
                             Distribution Date.

Excess Subordinated Amount:  For any Distribution Date, means the excess, if any of (i) the overcollateralization over (ii) the required overcollateralization for such Distribution Date.

Class A Principal            For any Distribution Date, the percentage
Allocation Percentage:       equivalent of a fraction, determined as follows:
                             (i) in the case of the Group I Class A Certificates the numerator of which is (x) the portion of the principal remittance amount for such Distribution
                             Date that is attributable to principal received or advanced on the Group I Mortgage Loans and the denominator of which is (y) the principal remittance amount for such Distribution Date and
                             (ii) in the case of the Group II Class A
                             Certificates, the numerator of which is (x) the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group II Mortgage Loans and the denominator of which is (y) the principal remittance amount for such Distribution Date.

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Class A Principal            For any Distribution Date, an amount equal to the
Distribution Amount:         excess of (x) the aggregate Class Certificate
                             Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 66.70% and
                             (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related
                             Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage
                             Loans as of the last day of the related Due Period over $5,253,907.

Class M-1 Principal          For any Distribution Date, an amount equal to the
Distribution Amount:         excess of (x) the sum of (i) the aggregate Class
                             Certificate Balance of the Class A Certificates
                             (after taking into account the payment of the Class
                             A Principal Distribution Amount on such
                             Distribution Date) and (ii) the Class Certificate
                             Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 69.10% and
                             (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related
                             Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage
                             Loans as of the last day of the related Due Period over $5,253,907.

Class M-2 Principal          For any Distribution Date, an amount equal to the
Distribution Amount:         excess of (x) the sum of (i) the aggregate Class
                             Certificate Balance of the Class A Certificates
                             (after taking into account the payment of the Class
                             A Principal Distribution Amount on such
                             Distribution Date), (ii) the Class Certificate
                             Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal
                             Distribution Amount on such Distribution Date) and
                             (iii) the Class Certificate Balance of the Class
                             M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 72.90% and (ii) the aggregate stated principal balance of the Mortgage
                             Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $5,253,907.

Class B-1 Principal          For any Distribution Date, an amount equal to the
Distribution Amount:         excess of (x) the sum of (i) the aggregate Class
                             Certificate Balance of the Class A Certificates
                             (after taking into account the payment of the Class
                             A Principal Distribution Amount on such
                             Distribution Date), (ii) the Class Certificate
                             Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal
                             Distribution Amount on such Distribution Date),
                             (iii) the Class Certificate Balance of the Class
                             M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                             Amount on such Distribution Date) and (iv) the Class Certificate Balance of the Class B-1
                             Certificates immediately prior to such Distribution
                             Date over (y) the lesser of (A) the product of (i) approximately 76.40% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $5,253,907.

Class B-2 Principal          For any Distribution Date, an amount equal to the
Distribution Amount:         excess of (x) the sum of (i) the aggregate Class
                             Certificate Balance of the Class A Certificates
                             (after taking into account the payment of the Class
                             A Principal Distribution Amount on such
                             Distribution Date), (ii) the Class Certificate
                             Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal
                             Distribution Amount on such Distribution Date),
                             (iii) the Class Certificate Balance of the Class
                             M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                             Amount on such Distribution Date), (iv) the Class
                             Certificate Balance of the Class B-1 Certificates
                             (after taking into account the payment of the Class
                             B-1 Principal Distribution Amount on such
                             Distribution Date) and (v) the Class Certificate
                             Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 78.20% and
                             (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related
                             Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage
                             Loans as of the last day of the related Due Period over $5,253,907.

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Class B-3 Principal          For any Distribution Date, an amount equal to the
Distribution Amount:         excess of (x) the sum of (i) the aggregate Class
                             Certificate Balance of the Class A Certificates
                             (after taking into account the payment of the Class
                             A Principal Distribution Amount on such
                             Distribution Date), (ii) the Class Certificate
                             Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal
                             Distribution Amount on such Distribution Date),
                             (iii) the Class Certificate Balance of the Class
                             M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                             Amount on such Distribution Date), (iv) the Class
                             Certificate Balance of the Class B-1 Certificates
                             (after taking into account the payment of the Class
                             B-1 Principal Distribution Amount on such
                             Distribution Date), (v) the Class Certificate
                             Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal
                             Distribution Amount on such Distribution Date) and
                             (vi) the Class Certificate Balance of the Class B-3
                             Certificates immediately prior to such Distribution
                             Date over (y) the lesser of (A) the product of (i) approximately 82.20% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $5,253,907.

Class B-4 Principal          For any Distribution Date, an amount equal to the
Distribution Amount:         excess of (x) the sum of (i) the aggregate Class
                             Certificate Balance of the Class A Certificates
                             (after taking into account the payment of the Class
                             A Principal Distribution Amount on such
                             Distribution Date), (ii) the Class Certificate
                             Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal
                             Distribution Amount on such Distribution Date),
                             (iii) the Class Certificate Balance of the Class
                             M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                             Amount on such Distribution Date), (iv) the Class
                             Certificate Balance of the Class B-1 Certificates
                             (after taking into account the payment of the Class
                             B-1 Principal Distribution Amount on such
                             Distribution Date), (v) the Class Certificate
                             Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal
                             Distribution Amount on such Distribution Date),
                             (vi) the Class Certificate Balance of the Class B-3
                             Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such Distribution Date) and (vii) the Class
                             Certificate Balance of the Class B-4 Certificates immediately prior to such Distribution Date over
                             (y) the lesser of (A) the product of (i) approximately 84.70% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $5,253,907.

Class B-5 Principal          For any Distribution Date, an amount equal to the
Distribution Amount:         excess of (x) the sum of (i) the aggregate Class
                             Certificate Balance of the Class A Certificates
                             (after taking into account the payment of the Class
                             A Principal Distribution Amount on such
                             Distribution Date), (ii) the Class Certificate
                             Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal
                             Distribution Amount on such Distribution Date),
                             (iii) the Class Certificate Balance of the Class
                             M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                             Amount on such Distribution Date), (iv) the Class
                             Certificate Balance of the Class B-1 Certificates
                             (after taking into account the payment of the Class
                             B-1 Principal Distribution Amount on such
                             Distribution Date), (v) the Class Certificate
                             Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal
                             Distribution Amount on such Distribution Date),
                             (vi) the Class Certificate Balance of the Class B-3
                             Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such Distribution Date), (vii) the Class
                             Certificate Balance of the Class B-4 Certificates
                             (after taking into account the payment of the Class
                             B-4 Principal Distribution Amount on such
                             Distribution Date) and (viii) the Class Certificate
                             Balance of the Class B-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 88.50% and
                             (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related
                             Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage
                             Loans as of the last day of the related Due Period over $5,253,907.

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refer to important information and qualifications at the end of this material.
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                                     Page 12
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Allocation of Losses:        If on any Distribution Date, after giving effect to
                             all distributions of principal as described above and allocations of payments from the Swap Account to pay principal as described under "--Swap Payment Priority", the aggregate Class Certificate Balances of the LIBOR Certificates exceeds the aggregate stated principal balance of the mortgage loans for that Distribution Date, the Class Certificate Balance of the applicable Class M or Class B certificates will be reduced, in inverse order of seniority (beginning with the Class B-5 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. This reduction of a Class Certificate Balance for Realized Losses is referred to as an "Applied Realized Loss Amount." In the event Applied
                             Realized Loss Amounts are allocated to any class of certificates, its Class Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carry Forward Amounts on the amounts written down on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable class of Subordinated Certificates for the related Distribution Date). Any Subsequent Recovery that is received during a Prepayment
                             Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

Trust Tax Status:            Portions of the Issuing Entity will be treated as
                             multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes. The
                             LIBOR Certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction. Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

ERISA Eligibility:           The Offered Certificates are expected to be ERISA
                             eligible. Plan fiduciaries should note the additional representations deemed to be made because of the interest rate swap agreement, which will be described under "ERISA Considerations" in the free writing prospectus supplement and the prospectus supplement for the Morgan Stanley ABS
                             Capital I Inc. Trust 2007-NC4 transaction.

SMMEA Eligibility:           None of the Offered Certificates will be SMMEA
                             eligible.

Registration Statement and   This term sheet does not contain all information
Prospectus:                  that is required to be included in a registration
                             statement, or in a base prospectus and prospectus supplement.

                             The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649. The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/1030442/
                             000090514806002120/efc6-1020_forms3a.txt

Risk Factors:                PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS
                             INCLUDED IN THE REGISTRATION STATEMENT AND IN THE
                             FREE WRITING PROSPECTUS SUPPLEMENT AND THE
                             PROSPECTUS SUPPLEMENT FOR MORGAN STANLEY ABS
                             CAPITAL I INC. TRUST 2007-NC4 TRANSACTION REFERRED
                             FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE
                             CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE
                             OFFERED CERTIFICATES.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Static Pool Information:     Information concerning the sponsor's prior
                             residential mortgage loan securitizations involving fixed- and adjustable-rate subprime mortgage loans secured by first- or second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/ abs_spi/Subprime.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To CALL

        PPC (%)                    50          60           75          100          125         150          175
--------------------------------------------------------------------------------------------------------------------
  A-1   WAL (yrs)                 5.46        4.55         3.60         2.59        1.93         1.42         1.03
        First Payment Date     6/25/2007    6/25/2007   6/25/2007    6/25/2007    6/25/2007   6/25/2007    6/25/2007
        Expected Final
        Maturity               10/25/2026  10/25/2023   6/25/2020    12/25/2016  10/25/2014   4/25/2013    4/25/2010
        Window                  1 - 233      1 - 197     1 - 157      1 - 115      1 - 89       1 - 71       1 - 35

A-2a   WAL (yrs)                 1.70        1.40         1.11         0.80        0.62         0.49         0.40
        First Payment Date     6/25/2007    6/25/2007   6/25/2007    6/25/2007    6/25/2007   6/25/2007    6/25/2007
        Expected Final
        Maturity               2/25/2011    7/25/2010   11/25/2009   3/25/2009   10/25/2008   7/25/2008    5/25/2008
        Window                   1 - 45      1 - 38       1 - 30       1 - 22      1 - 17       1 - 14       1 - 12

 A-2b   WAL (yrs)                 4.24        3.51         2.76         2.00        1.55         1.24         1.02
        First Payment Date     2/25/2011    7/25/2010   11/25/2009   3/25/2009   10/25/2008   7/25/2008    5/25/2008
        Expected Final
        Maturity               4/25/2012    6/25/2011   8/25/2010    9/25/2009    3/25/2009   11/25/2008   8/25/2008
        Window                  45 - 59      38 - 49     30 - 39      22 - 28      17 - 22     14 - 18      12 - 15

 A-2c   WAL (yrs)                 7.61        6.30         4.97         3.50        2.41         1.88         1.54
        First Payment Date     4/25/2012    6/25/2011   8/25/2010    9/25/2009    3/25/2009   11/25/2008   8/25/2008
        Expected Final
        Maturity               11/25/2018  12/25/2016   12/25/2014   11/25/2012   8/25/2011   11/25/2009   6/25/2009
        Window                  59 - 138    49 - 115     39 - 91      28 - 66      22 - 51     18 - 30      15 - 25

 A-2d   WAL (yrs)                15.94        13.37       10.62         7.74        5.98         4.02         2.40
        First Payment Date     11/25/2018  12/25/2016   12/25/2014   11/25/2012   8/25/2011   11/25/2009   6/25/2009
        Expected Final
        Maturity               10/25/2026  10/25/2023   6/25/2020    12/25/2016  10/25/2014   4/25/2013    4/25/2010
        Window                 138 - 233    115 - 197    91 - 157     66 - 115     51 - 89     30 - 71      25 - 35

  M-1   WAL (yrs)                10.56        8.81         6.98         5.28        4.66         4.93         4.61
        First Payment Date     2/25/2012    4/25/2011   7/25/2010    10/25/2010   4/25/2011   1/25/2012    4/25/2010
        Expected Final
        Maturity               10/25/2026  10/25/2023   6/25/2020    12/25/2016  10/25/2014   4/25/2013    4/25/2012
        Window                  57 - 233    47 - 197     38 - 157     41 - 115     47 - 89     56 - 71      35 - 59

  M-2   WAL (yrs)                10.56        8.81         6.98         5.26        4.58         4.63         4.85
        First Payment Date     2/25/2012    4/25/2011   7/25/2010    9/25/2010    2/25/2011   9/25/2011    4/25/2012
        Expected Final
        Maturity               10/25/2026  10/25/2023   6/25/2020    12/25/2016  10/25/2014   4/25/2013    4/25/2012
        Window                  57 - 233    47 - 197     38 - 157     40 - 115     45 - 89     52 - 71      59 - 59

  B-1   WAL (yrs)                10.56        8.81         6.98         5.23        4.50         4.38         4.74
        First Payment Date     2/25/2012    4/25/2011   7/25/2010    9/25/2010   12/25/2010   5/25/2011    12/25/2011
        Expected Final
        Maturity               10/25/2026  10/25/2023   6/25/2020    12/25/2016  10/25/2014   4/25/2013    4/25/2012
        Window                  57 - 233    47 - 197     38 - 157     40 - 115     43 - 89     48 - 71      55 - 59

  B-2   WAL (yrs)                10.56        8.81         6.98         5.23        4.44         4.23         4.41
        First Payment Date     2/25/2012    4/25/2011   7/25/2010    8/25/2010   12/25/2010   4/25/2011    9/25/2011
        Expected Final
        Maturity               10/25/2026  10/25/2023   6/25/2020    12/25/2016  10/25/2014   4/25/2013    4/25/2012
        Window                  57 - 233    47 - 197     38 - 157     39 - 115     43 - 89     47 - 71      52 - 59

  B-3   WAL (yrs)                10.56        8.81         6.98         5.21        4.39         4.11         4.12
        First Payment Date     2/25/2012    4/25/2011   7/25/2010    8/25/2010   10/25/2010   1/25/2011    4/25/2011
        Expected Final
        Maturity               10/25/2026  10/25/2023   6/25/2020    12/25/2016  10/25/2014   4/25/2013    4/25/2012
        Window                  57 - 233    47 - 197     38 - 157     39 - 115     41 - 89     44 - 71      47 - 59

  B-4   WAL (yrs)                10.56        8.81         6.98         5.20        4.35         3.99         3.88
        First Payment Date     2/25/2012    4/25/2011   7/25/2010    7/25/2010    9/25/2010   12/25/2010   1/25/2011
        Expected Final
        Maturity               10/25/2026  10/25/2023   6/25/2020    12/25/2016  10/25/2014   4/25/2013    4/25/2012
        Window                  57 - 233    47 - 197     38 - 157     38 - 115     40 - 89     43 - 71      44 - 59

  B-5   WAL (yrs)                10.56        8.81         6.98         5.19        4.31         3.90         3.70
        First Payment Date     2/25/2012    4/25/2011   7/25/2010    7/25/2010    8/25/2010   10/25/2010   10/25/2010
        Expected Final
        Maturity               10/25/2026  10/25/2023   6/25/2020    12/25/2016  10/25/2014   4/25/2013    4/25/2012
        Window                  57 - 233    47 - 197     38 - 157     38 - 115     39 - 89     41 - 71      41 - 59

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To MATURITY

        PPC (%)                    50          60           75          100          125         150          175
--------------------------------------------------------------------------------------------------------------------
  A-1   WAL (yrs)                 5.63        4.71         3.74         2.70        2.01         1.48         1.03
        First Payment Date     6/25/2007    6/25/2007   6/25/2007    6/25/2007    6/25/2007   6/25/2007    6/25/2007
        Expected Final
        Maturity               8/25/2036   12/25/2033   8/25/2029    2/25/2024    5/25/2020   10/25/2017   4/25/2010
        Window                  1 - 351      1 - 319     1 - 267      1 - 201      1 - 156     1 - 125       1 - 35

 A-2a   WAL (yrs)                 1.70        1.40         1.11         0.80        0.62         0.49         0.40
        First Payment Date     6/25/2007    6/25/2007   6/25/2007    6/25/2007    6/25/2007   6/25/2007    6/25/2007
        Expected Final
        Maturity               2/25/2011    7/25/2010   11/25/2009   3/25/2009   10/25/2008   7/25/2008    5/25/2008
        Window                   1 - 45      1 - 38       1 - 30       1 - 22      1 - 17       1 - 14       1 - 12

 A-2b   WAL (yrs)                 4.24        3.51         2.76         2.00        1.55         1.24         1.02
        First Payment Date     2/25/2011    7/25/2010   11/25/2009   3/25/2009   10/25/2008   7/25/2008    5/25/2008
        Expected Final
        Maturity               4/25/2012    6/25/2011   8/25/2010    9/25/2009    3/25/2009   11/25/2008   8/25/2008
        Window                  45 - 59      38 - 49     30 - 39      22 - 28      17 - 22     14 - 18      12 - 15

 A-2c   WAL (yrs)                 7.61        6.30         4.97         3.50        2.41         1.88         1.54
        First Payment Date     4/25/2012    6/25/2011   8/25/2010    9/25/2009    3/25/2009   11/25/2008   8/25/2008
        Expected Final
        Maturity               11/25/2018  12/25/2016   12/25/2014   11/25/2012   8/25/2011   11/25/2009   6/25/2009
        Window                  59 - 138    49 - 115     39 - 91      28 - 66      22 - 51     18 - 30      15 - 25

 A-2d   WAL (yrs)                17.12        14.49       11.59         8.49        6.56         4.49         2.40
        First Payment Date     11/25/2018  12/25/2016   12/25/2014   11/25/2012   8/25/2011   11/25/2009   6/25/2009
        Expected Final
        Maturity               11/25/2036   2/25/2034   10/25/2029   3/25/2024    7/25/2020   12/25/2017   4/25/2010
        Window                 138 - 354    115 - 321    91 - 269     66 - 202    51 - 158     30 - 127     25 - 35

  M-1   WAL (yrs)                10.93        9.15         7.27         5.50        4.83         5.07         6.95
        First Payment Date     2/25/2012    4/25/2011   7/25/2010    10/25/2010   4/25/2011   1/25/2012    4/25/2010
        Expected Final
        Maturity               12/25/2032   8/25/2029   7/25/2025    10/25/2020  10/25/2017   9/25/2015    1/25/2016
        Window                  57 - 307    47 - 267     38 - 218     41 - 161    47 - 125     56 - 100     35 - 104

  M-2   WAL (yrs)                10.91        9.14         7.25         5.47        4.74         4.77         5.85
        First Payment Date     2/25/2012    4/25/2011   7/25/2010    9/25/2010    2/25/2011   9/25/2011    8/25/2012
        Expected Final
        Maturity               8/25/2032    4/25/2029   3/25/2025    7/25/2020    8/25/2017   7/25/2015    3/25/2014
        Window                  57 - 303    47 - 263     38 - 214     40 - 158    45 - 123     52 - 98      63 - 82

  B-1   WAL (yrs)                10.89        9.11         7.23         5.43        4.65         4.50         4.89
        First Payment Date     2/25/2012    4/25/2011   7/25/2010    9/25/2010   12/25/2010   5/25/2011    12/25/2011
        Expected Final
        Maturity               1/25/2032    9/25/2028   9/25/2024    2/25/2020    4/25/2017   4/25/2015    11/25/2013
        Window                  57 - 296    47 - 256     38 - 208     40 - 153    43 - 119     48 - 95      55 - 78

  B-2   WAL (yrs)                10.87        9.09         7.21         5.41        4.58         4.35         4.49
        First Payment Date     2/25/2012    4/25/2011   7/25/2010    8/25/2010   12/25/2010   4/25/2011    9/25/2011
        Expected Final
        Maturity               5/25/2031    1/25/2028   2/25/2024    9/25/2019   12/25/2016   1/25/2015    8/25/2013
        Window                  57 - 288    47 - 248     38 - 201     39 - 148    43 - 115     47 - 92      52 - 75

  B-3   WAL (yrs)                10.83        9.06         7.19         5.37        4.52         4.21         4.20
        First Payment Date     2/25/2012    4/25/2011   7/25/2010    8/25/2010   10/25/2010   1/25/2011    4/25/2011
        Expected Final
        Maturity               12/25/2030   9/25/2027   10/25/2023   6/25/2019    9/25/2016   11/25/2014   7/25/2013
        Window                  57 - 283    47 - 244     38 - 197     39 - 145    41 - 112     44 - 90      47 - 74

  B-4   WAL (yrs)                10.78        9.01         7.15         5.33        4.45         4.07         3.94
        First Payment Date     2/25/2012    4/25/2011   7/25/2010    7/25/2010    9/25/2010   12/25/2010   1/25/2011
        Expected Final
        Maturity               12/25/2029   9/25/2026   12/25/2022   10/25/2018   3/25/2016   6/25/2014    3/25/2013
        Window                  57 - 271    47 - 232     38 - 187     38 - 137    40 - 106     43 - 85      44 - 70

  B-5   WAL (yrs)                10.70        8.94         7.08         5.27        4.37         3.95         3.74
        First Payment Date     2/25/2012    4/25/2011   7/25/2010    7/25/2010    8/25/2010   10/25/2010   10/25/2010
        Expected Final
        Maturity               2/25/2029   12/25/2025   4/25/2022    4/25/2018   11/25/2015   3/25/2014    12/25/2012
        Window                  57 - 261    47 - 223     38 - 179     38 - 131    39 - 102     41 - 82      41 - 67

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

CPR Sensitivity
To CALL

        CPR (%)                           20             25            30
--------------------------------------------------------------------------------
  A-1   WAL (yrs)                        3.57           2.77          2.19
        First Payment Date             6/25/2007     6/25/2007      6/25/2007
        Expected Final Maturity        6/25/2020     8/25/2017      9/25/2015
        Window                          1 - 157       1 - 123        1 - 100

 A-2a   WAL (yrs)                        1.07           0.82          0.66
        First Payment Date             6/25/2007     6/25/2007      6/25/2007
        Expected Final Maturity       10/25/2009     4/25/2009     12/25/2008
        Window                          1 - 29         1 - 23        1 - 19

 A-2b   WAL (yrs)                        2.72           2.11          1.70
        First Payment Date            10/25/2009     4/25/2009     12/25/2008
        Expected Final Maturity        7/25/2010     11/25/2009     5/25/2009
        Window                          29 - 38       23 - 30        19 - 24

 A-2c   WAL (yrs)                        4.94           3.78          2.86
        First Payment Date             7/25/2010     11/25/2009     5/25/2009
        Expected Final Maturity       12/25/2014     4/25/2013      2/25/2012
        Window                          38 - 91       30 - 71        24 - 57

 A-2d   WAL (yrs)                        10.60          8.28          6.71
        First Payment Date            12/25/2014     4/25/2013      2/25/2012
        Expected Final Maturity        6/25/2020     8/25/2017      9/25/2015
        Window                         91 - 157       71 - 123      57 - 100

  M-1   WAL (yrs)                        6.95           5.55          4.85
        First Payment Date             6/25/2010     9/25/2010      1/25/2011
        Expected Final Maturity        6/25/2020     8/25/2017      9/25/2015
        Window                         37 - 157       40 - 123      44 - 100

  M-2   WAL (yrs)                        6.95           5.53          4.80
        First Payment Date             6/25/2010     9/25/2010     12/25/2010
        Expected Final Maturity        6/25/2020     8/25/2017      9/25/2015
        Window                         37 - 157       40 - 123      43 - 100

  B-1   WAL (yrs)                        6.95           5.52          4.76
        First Payment Date             6/25/2010     8/25/2010     11/25/2010
        Expected Final Maturity        6/25/2020     8/25/2017      9/25/2015
        Window                         37 - 157       39 - 123      42 - 100

  B-2   WAL (yrs)                        6.95           5.52          4.73
        First Payment Date             6/25/2010     8/25/2010     10/25/2010
        Expected Final Maturity        6/25/2020     8/25/2017      9/25/2015
        Window                         37 - 157       39 - 123      41 - 100

  B-3   WAL (yrs)                        6.95           5.51          4.70
        First Payment Date             6/25/2010     7/25/2010      9/25/2010
        Expected Final Maturity        6/25/2020     8/25/2017      9/25/2015
        Window                         37 - 157       38 - 123      40 - 100

  B-4   WAL (yrs)                        6.95           5.50          4.67
        First Payment Date             6/25/2010     7/25/2010      8/25/2010
        Expected Final Maturity        6/25/2020     8/25/2017      9/25/2015
        Window                         37 - 157       38 - 123      39 - 100

  B-5   WAL (yrs)                        6.95           5.50          4.64
        First Payment Date             6/25/2010     7/25/2010      8/25/2010
        Expected Final Maturity        6/25/2020     8/25/2017      9/25/2015
        Window                         37 - 157       38 - 123      39 - 100

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

CPR Sensitivity
To MATURITY

        CPR (%)                           20             25            30
--------------------------------------------------------------------------------
  A-1   WAL (yrs)                        3.71           2.88          2.28
        First Payment Date             6/25/2007     6/25/2007      6/25/2007
        Expected Final Maturity        8/25/2029     3/25/2025     12/25/2021
        Window                          1 - 267       1 - 214        1 - 175

 A-2a   WAL (yrs)                        1.07           0.82          0.66
        First Payment Date             6/25/2007     6/25/2007      6/25/2007
        Expected Final Maturity       10/25/2009     4/25/2009     12/25/2008
        Window                          1 - 29         1 - 23        1 - 19

 A-2b   WAL (yrs)                        2.72           2.11          1.70
        First Payment Date            10/25/2009     4/25/2009     12/25/2008
        Expected Final Maturity        7/25/2010     11/25/2009     5/25/2009
        Window                          29 - 38       23 - 30        19 - 24

 A-2c   WAL (yrs)                        4.94           3.78          2.86
        First Payment Date             7/25/2010     11/25/2009     5/25/2009
        Expected Final Maturity       12/25/2014     4/25/2013      2/25/2012
        Window                          38 - 91       30 - 71        24 - 57

 A-2d   WAL (yrs)                        11.55          9.05          7.34
        First Payment Date            12/25/2014     4/25/2013      2/25/2012
        Expected Final Maturity        9/25/2029     3/25/2025     12/25/2021
        Window                         91 - 268       71 - 214      57 - 175

  M-1   WAL (yrs)                        7.24           5.78          5.04
        First Payment Date             6/25/2010     9/25/2010      1/25/2011
        Expected Final Maturity        6/25/2025     8/25/2021     12/25/2018
        Window                         37 - 217       40 - 171      44 - 139

  M-2   WAL (yrs)                        7.22           5.75          4.98
        First Payment Date             6/25/2010     9/25/2010     12/25/2010
        Expected Final Maturity        2/25/2025     5/25/2021     10/25/2018
        Window                         37 - 213       40 - 168      43 - 137

  B-1   WAL (yrs)                        7.20           5.72          4.92
        First Payment Date             6/25/2010     8/25/2010     11/25/2010
        Expected Final Maturity        8/25/2024     12/25/2020     6/25/2018
        Window                         37 - 207       39 - 163      42 - 133

  B-2   WAL (yrs)                        7.18           5.70          4.88
        First Payment Date             6/25/2010     8/25/2010     10/25/2010
        Expected Final Maturity        1/25/2024     7/25/2020      1/25/2018
        Window                         37 - 200       39 - 158      41 - 128

  B-3   WAL (yrs)                        7.16           5.68          4.83
        First Payment Date             6/25/2010     7/25/2010      9/25/2010
        Expected Final Maturity        9/25/2023     3/25/2020     11/25/2017
        Window                         37 - 196       38 - 154      40 - 126

  B-4   WAL (yrs)                        7.12           5.63          4.78
        First Payment Date             6/25/2010     7/25/2010      8/25/2010
        Expected Final Maturity       11/25/2022     7/25/2019      4/25/2017
        Window                         37 - 186       38 - 146      39 - 119

  B-5   WAL (yrs)                        7.06           5.58          4.71
        First Payment Date             6/25/2010     7/25/2010      8/25/2010
        Expected Final Maturity        3/25/2022     1/25/2019     11/25/2016
        Window                         37 - 178       38 - 140      39 - 114

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

         A-1 Cap (%)   A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)   A-2d Cap (%)
------   -----------   ------------   ------------   ------------   ------------
Period   Actual/360     Actual/360     Actual/360     Actual/360     Actual/360

     0             -              -              -              -              -
     1         20.17          20.06          20.12          20.17          20.25
     2         20.17          20.06          20.12          20.17          20.25
     3         20.17          20.06          20.12          20.17          20.25
     4         20.17          20.06          20.12          20.17          20.25
     5         20.17          20.06          20.12          20.17          20.25
     6         20.17          20.06          20.12          20.17          20.25
     7         20.17          20.06          20.12          20.17          20.25
     8         20.17          20.06          20.12          20.17          20.25
     9         20.17          20.06          20.12          20.17          20.25
    10         20.17          20.06          20.12          20.17          20.25
    11         20.17          20.06          20.12          20.17          20.25
    12         20.17          20.06          20.12          20.17          20.25
    13         20.10          20.01          20.01          20.01          20.01
    14         20.11          20.02          20.02          20.02          20.02
    15         19.83          19.74          19.74          19.74          19.74
    16         19.70          19.61          19.61          19.61          19.61
    17         19.73          19.64          19.64          19.64          19.64
    18         19.45          19.36          19.36          19.36          19.36
    19         19.50          19.41          19.41          19.41          19.41
    20         19.21          19.12          19.12          19.12          19.12
    21         18.23          18.18          18.18          18.18          18.18
    22         18.94          18.82          18.82          18.82          18.82
    23         18.10              -          17.99          17.99          17.99
    24         18.29              -          18.18          18.18          18.18
    25         17.99              -          17.89          17.89          17.89
    26         18.19              -          18.07          18.07          18.07
    27         16.63              -          16.56          16.56          16.56
    28         16.55              -          16.43          16.43          16.43
    29         16.91              -              -          16.78          16.78
    30         16.60              -              -          16.47          16.47
    31         16.93              -              -          16.81          16.81
    32         16.63              -              -          16.49          16.49
    33         16.10              -              -          16.02          16.02
    34         17.62              -              -          17.47          17.47
    35         16.32              -              -          16.19          16.19
    36         16.87              -              -          16.73          16.73
    37         68.37              -              -          68.24          68.24
    38         39.26              -              -          39.87          34.64
    39         22.16              -              -          22.19          20.25
    40         22.19              -              -          22.18          20.25
    41         22.65              -              -          22.74          20.25
    42         21.70              -              -          21.66          20.25
    43         22.20              -              -          22.21          20.25
    44         21.54              -              -          21.49          20.25
    45         21.51              -              -          21.48          20.25

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

         A-1 Cap (%)   A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)   A-2d Cap (%)
------   -----------   ------------   ------------   ------------   ------------
Period   Actual/360     Actual/360     Actual/360     Actual/360     Actual/360

    46         23.85              -              -          25.40          20.25
    47         21.47              -              -          21.44          20.25
    48         22.10              -              -          22.19          20.25
    49         20.27              -              -          21.53          20.25
    50         20.17              -              -          22.75          20.25
    51         20.17              -              -          21.57          20.25
    52         20.17              -              -          21.56          20.25
    53         20.17              -              -          23.00          20.25
    54         20.17              -              -          21.54          20.25
    55         20.17              -              -          23.07          20.25
    56         20.17              -              -          21.52          20.25
    57         20.17              -              -          21.52          20.25
    58         20.17              -              -          27.92          20.25
    59         20.17              -              -          21.50          20.25
    60         20.17              -              -          23.77          20.25
    61         20.17              -              -          21.50          20.25
    62         20.17              -              -          24.55          20.25
    63         20.17              -              -          21.56          20.25
    64         20.17              -              -          21.65          20.25
    65         20.17              -              -          28.50          20.25
    66         20.17              -              -          22.55          20.25
    67         20.17              -              -              -          20.25
    68         20.17              -              -              -          20.25
    69         20.17              -              -              -          20.25
    70         20.17              -              -              -          20.25
    71         20.17              -              -              -          20.25
    72         20.17              -              -              -          20.25
    73         19.83              -              -              -          19.74
    74         20.50              -              -              -          20.41
    75         19.84              -              -              -          19.75
    76         19.83              -              -              -          19.75
    77         20.49              -              -              -          20.40
    78         19.82              -              -              -          19.73
    79         20.47              -              -              -          20.38
    80         19.80              -              -              -          19.72
    81         19.80              -              -              -          19.71
    82         21.74              -              -              -          21.87
    83         19.78              -              -              -          19.69
    84         20.43              -              -              -          20.34
    85         19.77              -              -              -          19.68
    86         20.42              -              -              -          20.33
    87         19.75              -              -              -          19.67
    88         19.74              -              -              -          19.66
    89         20.39              -              -              -          20.31
    90         19.73              -              -              -          19.64
    91         20.38              -              -              -          20.29

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

         A-1 Cap (%)   A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)   A-2d Cap (%)
------   -----------   ------------   ------------   ------------   ------------
Period   Actual/360     Actual/360     Actual/360     Actual/360     Actual/360

    92         19.71              -              -              -          19.63
    93         19.71              -              -              -          19.62
    94         21.81              -              -              -          21.71
    95         19.69              -              -              -          19.61
    96         20.34              -              -              -          20.25
    97         19.68              -              -              -          19.59
    98         20.32              -              -              -          20.24
    99         19.66              -              -              -          19.58
   100         19.65              -              -              -          19.57
   101         20.30              -              -              -          20.21
   102         19.64              -              -              -          19.55
   103         20.29              -              -              -          20.20
   104         19.62              -              -              -          19.54
   105         19.62              -              -              -          19.53
   106         20.96              -              -              -          20.87
   107         19.60              -              -              -          19.52
   108         20.25              -              -              -          20.16
   109         19.59              -              -              -          19.50
   110         20.23              -              -              -          20.14
   111         19.57              -              -              -          19.49
   112         19.56              -              -              -          19.48
   113         20.21              -              -              -          20.12
   114         19.55              -              -              -          19.47
   115         20.19              -              -              -          20.11
   116         19.53              -              -              -          19.45
   117         19.53              -              -              -          19.44
   118         21.61              -              -              -          21.52
   119         19.51              -              -              -          19.43
   120         20.16              -              -              -          20.07
   121         17.33              -              -              -          17.25
   122         14.84              -              -              -          14.75
   123         14.41              -              -              -          14.33
   124         14.46              -              -              -          14.38
   125         14.99              -              -              -          14.91
   126         14.56              -              -              -          14.48
   127         15.11              -              -              -          15.02
   128         14.68              -              -              -          14.59
   129         14.73              -              -              -          14.65
   130         16.38              -              -              -          16.29
   131         14.86              -              -              -          14.78
   132         15.42              -              -              -          15.33
   133         14.99              -              -              -          14.90
   134         15.55              -              -              -          15.47
   135         15.12              -              -              -          15.04
   136         15.19              -              -              -          15.11
   137         15.77              -              -              -          15.69

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

         A-1 Cap (%)   A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)   A-2d Cap (%)
------   -----------   ------------   ------------   ------------   ------------
Period   Actual/360     Actual/360     Actual/360     Actual/360     Actual/360

   138         15.34              -              -              -          15.26
   139         15.93              -              -              -          15.85
   140         15.50              -              -              -          15.42
   141         15.58              -              -              -          15.50
   142         17.34              -              -              -          17.25
   143         15.75              -              -              -          15.67
   144         16.37              -              -              -          16.28
   145         15.93              -              -              -          15.85
   146         16.56              -              -              -          16.47
   147         16.12              -              -              -          16.04
   148         16.22              -              -              -          16.14
   149         16.86              -              -              -          16.78
   150         16.42              -              -              -          16.35
   151         17.08              -              -              -          17.00
   152         16.64              -              -              -          16.56
   153         16.76              -              -              -          16.68
   154         18.04              -              -              -          17.95
   155         16.99              -              -              -          16.92
   156         17.69              -              -              -          17.61
   157         17.24              -              -              -          17.17
   158         17.95              -              -              -          17.87
   159         17.51              -              -              -          17.43
   160         17.65              -              -              -          17.57
   161         18.38              -              -              -          18.30
   162         17.93              -              -              -          17.85
   163         18.75              -              -              -          18.67
   164         18.39              -              -              -          18.31
   165         18.64              -              -              -          18.57
   166         20.94              -              -              -          20.86
   167         19.20              -              -              -          19.13
   168         20.16              -              -              -          20.08
   169         19.83              -              -              -          19.76
   170         20.85              -              -              -          20.77
   171         20.55              -              -              -          20.47
   172         20.94              -              -              -          20.87
   173         22.07              -              -              -          22.00
   174         21.81              -              -              -          21.74
   175         23.04              -              -              -          22.96
   176         22.82              -              -              -          22.74
   177         23.38              -              -              -          23.30
   178         26.56              -              -              -          26.47
   179         24.64              -              -              -          24.57
   180         26.20              -              -              -          26.13
   181         26.14              -              -              -          26.06
   182         27.89              -              -              -          27.82
   183         27.93              -              -              -          27.86

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

         A-1 Cap (%)   A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)   A-2d Cap (%)
------   -----------   ------------   ------------   ------------   ------------
Period   Actual/360     Actual/360     Actual/360     Actual/360     Actual/360

   184         28.97              -              -              -          28.89
   185         31.12              -              -              -          31.04
   186         31.39              -              -              -          31.32
   187         33.92              -              -              -          33.85
   188         34.45              -              -              -          34.38
   189         36.29              -              -              -          36.22
   190         42.51              -              -              -          42.43
   191         40.84              -              -              -          40.77
   192         45.16              -              -              -          45.08
   193         47.09              -              -              -          47.01
   194         52.87              -              -              -          52.80
   195         56.17              -              -              -          56.10
   196         62.45              -              -              -          62.38
   197         72.91              -              -              -          72.83
   198         81.43              -              -              -          81.36
   199         99.99              -              -              -          99.92
   200        120.00              -              -              -         119.93
   201        159.35              -              -              -         159.28
   202        256.99              -              -              -         256.91
   203             -              -              -              -         647.85
   204             -              -              -              -              -

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

         M-1 Cap(%)   M-2 Cap(%)   B-1 Cap(%)   B-2 Cap(%)   B-3 Cap(%)   B-4 Cap(%)   B-5 Cap(%)
------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
Period   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
     0            -            -            -            -            -            -            -
     1        20.55        20.85        21.50        22.00        22.00        22.00        22.00
     2        20.55        20.85        21.50        22.00        22.00        22.00        22.00
     3        20.55        20.85        21.50        22.00        22.00        22.00        22.00
     4        20.55        20.85        21.50        22.00        22.00        22.00        22.00
     5        20.55        20.85        21.50        22.00        22.00        22.00        22.00
     6        20.55        20.85        21.50        22.00        22.00        22.00        22.00
     7        20.55        20.85        21.50        22.00        22.00        22.00        22.00
     8        20.55        20.85        21.50        22.00        22.00        22.00        22.00
     9        20.55        20.85        21.50        22.00        22.00        22.00        22.00
    10        20.55        20.85        21.50        22.00        22.00        22.00        22.00
    11        20.18        20.34        20.69        20.96        20.96        20.96        20.96
    12        20.12        20.28        20.60        20.85        20.85        20.85        20.85
    13        19.42        19.42        19.42        19.42        19.42        19.42        19.42
    14        19.38        19.38        19.38        19.38        19.38        19.38        19.38
    15        19.09        19.09        19.09        19.09        19.09        19.09        19.09
    16        18.93        18.93        18.93        18.93        18.93        18.93        18.93
    17        18.91        18.91        18.91        18.91        18.91        18.91        18.91
    18        18.62        18.62        18.62        18.62        18.62        18.62        18.62
    19        18.61        18.61        18.61        18.61        18.61        18.61        18.61
    20        18.30        18.30        18.30        18.30        18.30        18.30        18.30
    21        17.20        17.20        17.20        17.20        17.20        17.20        17.20
    22        17.67        17.67        17.67        17.67        17.67        17.67        17.67
    23        16.90        16.90        16.90        16.90        16.90        16.90        16.90
    24        17.01        17.01        17.01        17.01        17.01        17.01        17.01
    25        16.70        16.70        16.70        16.70        16.70        16.70        16.70
    26        16.79        16.79        16.79        16.79        16.79        16.79        16.79
    27        15.11        15.11        15.11        15.11        15.11        15.11        15.11
    28        14.89        14.89        14.89        14.89        14.89        14.89        14.89
    29        15.11        15.11        15.11        15.11        15.11        15.11        15.11
    30        14.79        14.79        14.79        14.79        14.79        14.79        14.79
    31        14.98        14.98        14.98        14.98        14.98        14.98        14.98
    32        14.62        14.62        14.62        14.62        14.62        14.62        14.62
    33        13.86        13.86        13.86        13.86        13.86        13.86        13.86
    34        14.92        14.92        14.92        14.92        14.92        14.92        14.92
    35        13.78        13.78        13.78        13.78        13.78        13.78        13.78
    36        14.11        14.11        14.11        14.11        14.11        14.11        14.11
    37        13.69        13.69        13.69        13.69        13.69        13.69        13.69
    38        15.12        15.21        15.43        15.59        15.59        15.59        15.59
    39        15.14        15.22        15.38        15.52        15.52        15.62        15.94
    40        15.35        15.43        15.60        15.79        16.22        16.21        16.20
    41        15.88        15.98        16.73        16.95        16.93        16.92        16.91
    42        15.15        15.50        15.67        15.82        15.80        15.80        15.79
    43        16.26        16.37        16.62        16.83        16.81        16.81        16.79
    44        15.30        15.37        15.54        15.67        15.66        15.66        15.65
    45        15.31        15.38        15.55        15.69        15.67        15.67        15.66
    46        17.17        17.29        17.55        17.77        17.75        17.74        17.73

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

         M-1 Cap(%)   M-2 Cap(%)   B-1 Cap(%)   B-2 Cap(%)   B-3 Cap(%)   B-4 Cap(%)   B-5 Cap(%)
------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
Period   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
    47        15.34        15.41        15.59        15.74        15.73        15.72        15.71
    48        16.39        16.51        16.80        17.03        17.01        17.00        16.99
    49        16.13        16.25        16.55        16.80        16.78        16.77        16.76
    50        17.43        17.62        18.06        18.41        18.39        18.38        18.36
    51        16.37        16.51        16.84        17.11        17.09        17.08        17.07
    52        16.37        16.52        16.85        17.12        17.10        17.09        17.08
    53        17.55        17.75        18.21        18.58        18.55        18.54        18.52
    54        16.39        16.54        16.87        17.15        17.13        17.13        17.11
    55        17.60        17.80        18.27        18.66        18.63        18.62        18.60
    56        16.39        16.54        16.89        17.17        17.15        17.14        17.13
    57        16.40        16.55        16.90        17.18        17.16        17.16        17.14
    58        18.02        18.22        18.70        19.09        19.06        19.05        19.03
    59        16.40        16.55        16.91        17.20        17.18        17.17        17.15
    60        17.68        17.89        18.39        18.79        18.76        18.75        18.73
    61        16.38        16.53        16.89        17.18        17.16        17.16        17.14
    62        17.67        17.88        18.38        18.79        18.77        18.76        18.73
    63        16.34        16.50        16.85        17.15        17.13        17.12        17.11
    64        16.33        16.49        16.85        17.14        17.12        17.11        17.10
    65        17.72        17.94        18.46        18.88        18.86        18.85        18.82
    66        16.31        16.46        16.83        17.12        17.10        17.10        17.08
    67        23.36        18.08        18.62        19.07        19.04        19.03        19.01
    68        16.29        16.46        16.83        17.13        17.11        17.11        17.09
    69        16.24        16.42        16.78        17.08        17.06        17.05        17.04
    70        64.78        18.72        19.23        19.66        19.63        19.62        19.60
    71        16.05        16.31        16.66        16.95        16.93        16.93        16.91
    72        18.48        13.03        13.03        13.03        13.03        13.03        13.03
    73        12.60        12.60        12.60        12.60        12.60        12.60        12.60
    74        13.03        13.03        13.03        13.03        13.03        13.03        13.03
    75        12.61        12.61        12.61        12.61        12.61        12.61        12.61
    76        12.60        12.60        12.60        12.60        12.60        12.60        12.60
    77        13.02        13.02        13.02        13.02        13.02        13.02        13.02
    78        12.59        12.59        12.59        12.59        12.59        12.59        12.59
    79        13.01        13.01        13.01        13.01        13.01        13.01        13.01
    80        12.58        12.58        12.58        12.58        12.58        12.58        12.58
    81        12.57        12.57        12.57        12.57        12.57        12.57        12.57
    82        13.91        13.91        13.91        13.91        13.91        13.91        13.91
    83        12.56        12.56        12.56        12.56        12.56        12.56        12.56
    84        12.97        12.97        12.97        12.97        12.97        12.97        12.97
    85        12.55        12.55        12.55        12.55        12.55        12.55        12.55
    86        12.96        12.96        12.96        12.96        12.96        12.96        12.96
    87        12.54        12.54        12.54        12.54        12.54        12.54        12.54
    88        12.53        12.53        12.53        12.53        12.53        12.53        12.53
    89        12.94        12.94        12.94        12.94        12.94        12.94        12.94
    90        12.52        12.52        12.52        12.52        12.52        12.52        12.52
    91        12.93        12.93        12.93        12.93        12.93        12.93        12.93
    92        12.51        12.51        12.51        12.51        12.51        12.51        12.51
    93        12.50        12.50        12.50        12.50        12.50        12.50        12.50
    94        13.83        13.83        13.83        13.83        13.83        13.83        13.83

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

         M-1 Cap(%)   M-2 Cap(%)   B-1 Cap(%)   B-2 Cap(%)   B-3 Cap(%)   B-4 Cap(%)   B-5 Cap(%)
------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
Period   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
    95        12.49        12.49        12.49        12.49        12.49        12.49        12.49
    96        12.90        12.90        12.90        12.90        12.90        12.90        12.90
    97        12.47        12.47        12.47        12.47        12.47        12.47        12.47
    98        12.88        12.88        12.88        12.88        12.88        12.88        12.88
    99        12.46        12.46        12.46        12.46        12.46        12.46        12.46
   100        12.45        12.45        12.45        12.45        12.45        12.45        12.45
   101        12.86        12.86        12.86        12.86        12.86        12.86        12.86
   102        12.44        12.44        12.44        12.44        12.44        12.44        12.44
   103        12.85        12.85        12.85        12.85        12.85        12.85        12.85
   104        12.43        12.43        12.43        12.43        12.43        12.43        12.43
   105        12.42        12.42        12.42        12.42        12.42        12.42        12.42
   106        13.27        13.27        13.27        13.27        13.27        13.27        13.27
   107        12.41        12.41        12.41        12.41        12.41        12.41        12.41
   108        12.82        12.82        12.82        12.82        12.82        12.82        12.82
   109        12.40        12.40        12.40        12.40        12.40        12.40        12.40
   110        12.80        12.80        12.80        12.80        12.80        12.80        12.80
   111        12.38        12.38        12.38        12.38        12.38        12.38        12.38
   112        12.38        12.38        12.38        12.38        12.38        12.38        12.38
   113        12.78        12.78        12.78        12.78        12.78        12.78        12.78
   114        12.37        12.37        12.37        12.37        12.37        12.37        12.37
   115        12.77        12.77        12.77        12.77        12.77        12.77        12.77
   116        12.35        12.35        12.35        12.35        12.35        12.35        12.35
   117        12.35        12.35        12.35        12.35        12.35        12.35        12.35
   118        13.66        13.66        13.66        13.66        13.66        13.66        13.66
   119        12.33        12.33        12.33        12.33        12.33        12.33        12.33
   120        12.74        12.74        12.74        12.74        12.74        12.74        12.74
   121        12.32        12.32        12.32        12.32        12.32        12.32        12.32
   122        12.73        12.73        12.73        12.73        12.73        12.73        12.73
   123        12.31        12.31        12.31        12.31        12.31        12.31        12.31
   124        12.30        12.30        12.30        12.30        12.30        12.30        12.30
   125        12.71        12.71        12.71        12.71        12.71        12.71        12.71
   126        12.29        12.29        12.29        12.29        12.29        12.29        12.29
   127        12.69        12.69        12.69        12.69        12.69        12.69        12.69
   128        12.28        12.28        12.28        12.28        12.28        12.28        12.28
   129        12.27        12.27        12.27        12.27        12.27        12.27        12.27
   130        13.58        13.58        13.58        13.58        13.58        13.58        13.58
   131        12.26        12.26        12.26        12.26        12.26        12.26        12.26
   132        12.66        12.66        12.66        12.66        12.66        12.66        12.66
   133        12.24        12.24        12.24        12.24        12.24        12.24            -
   134        12.65        12.65        12.65        12.65        12.65        12.65            -
   135        12.23        12.23        12.23        12.23        12.23        12.23            -
   136        12.22        12.22        12.22        12.22        12.22        12.22            -
   137        12.63        12.63        12.63        12.63        12.63        12.63            -
   138        12.21        12.21        12.21        12.21        12.21        12.21            -
   139        12.61        12.61        12.61        12.61        12.61            -            -
   140        12.20        12.20        12.20        12.20        12.20            -            -
   141        12.19        12.19        12.19        12.19        12.19            -            -
   142        13.49        13.49        13.49        13.49        13.49            -            -

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

         M-1 Cap(%)   M-2 Cap(%)   B-1 Cap(%)   B-2 Cap(%)   B-3 Cap(%)   B-4 Cap(%)   B-5 Cap(%)
------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
Period   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
   143        12.18        12.18        12.18        12.18        12.18            -            -
   144        12.58        12.58        12.58        12.58        12.58            -            -
   145        12.17        12.17        12.17        12.17        12.17            -            -
   146        12.57        12.57        12.57        12.57        12.57            -            -
   147        12.15        12.15        12.15        12.15            -            -            -
   148        12.15        12.15        12.15        12.15            -            -            -
   149        12.55        12.55        12.55        12.55            -            -            -
   150        12.13        12.13        12.13            -            -            -            -
   151        12.53        12.53        12.53            -            -            -            -
   152        12.12        12.12        12.12            -            -            -            -
   153        12.11        12.11        12.11            -            -            -            -
   154        12.94        12.94        12.94            -            -            -            -
   155        12.10        12.10            -            -            -            -            -
   156        12.50        12.50            -            -            -            -            -
   157        12.09        12.09            -            -            -            -            -
   158        12.49        12.49            -            -            -            -            -
   159        12.08        12.08            -            -            -            -            -
   160        12.07            -            -            -            -            -            -
   161        12.47            -            -            -            -            -            -
   162        12.06            -            -            -            -            -            -
   163            -            -            -            -            -            -            -

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Interest Rate Swap Schedule

Swap Rate: 5.320%

Period   Start Accrual   End Accrual    Swap Notional
------   -------------   -----------   --------------
     1       6/20/2007     6/25/2007   914,179,866.78
     2       6/25/2007     7/25/2007   879,561,055.02
     3       7/25/2007     8/25/2007   846,069,814.94
     4       8/25/2007     9/25/2007   813,648,095.43
     5       9/25/2007    10/25/2007   782,242,349.45
     6      10/25/2007    11/25/2007   751,803,397.67
     7      11/25/2007    12/25/2007   722,286,284.53
     8      12/25/2007     1/25/2008   693,650,125.87
     9       1/25/2008     2/25/2008   665,857,947.87
    10       2/25/2008     3/25/2008   638,877,539.55
    11       3/25/2008     4/25/2008   612,679,142.35
    12       4/25/2008     5/25/2008   587,239,451.04
    13       5/25/2008     6/25/2008   562,549,156.93
    14       6/25/2008     7/25/2008   538,795,239.90
    15       7/25/2008     8/25/2008   516,051,650.62
    16       8/25/2008     9/25/2008   494,246,157.94
    17       9/25/2008    10/25/2008   473,398,931.11
    18      10/25/2008    11/25/2008   453,372,143.32
    19      11/25/2008    12/25/2008   434,059,261.98
    20      12/25/2008     1/25/2009   414,444,899.12
    21       1/25/2009     2/25/2009   325,871,874.57
    22       2/25/2009     3/25/2009   300,480,333.41
    23       3/25/2009     4/25/2009   287,944,831.82
    24       4/25/2009     5/25/2009   275,988,105.32
    25       5/25/2009     6/25/2009   264,390,637.03
    26       6/25/2009     7/25/2009   252,137,174.73
    27       7/25/2009     8/25/2009   169,643,948.77
    28       8/25/2009     9/25/2009   150,860,936.25
    29       9/25/2009    10/25/2009   144,788,796.98
    30      10/25/2009    11/25/2009   138,897,834.54
    31      11/25/2009    12/25/2009   130,710,312.39
    32      12/25/2009     1/25/2010   123,462,515.78
    33       1/25/2010     2/25/2010    74,843,653.83
    34       2/25/2010     3/25/2010    65,233,547.14
    35       3/25/2010     4/25/2010    62,454,074.49
    36       4/25/2010     5/25/2010    60,109,257.77
    37       5/25/2010     6/25/2010    55,374,983.16
    38       6/25/2010     7/25/2010    52,101,333.29
    39       7/25/2010     8/25/2010    47,627,021.77
    40       8/25/2010     9/25/2010    45,967,307.78
    41       9/25/2010    10/25/2010    43,994,546.45
    42      10/25/2010    11/25/2010    42,424,012.71
    43      11/25/2010    12/25/2010    39,501,737.31
    44      12/25/2010     1/25/2011    37,418,474.31
    45       1/25/2011     2/25/2011    34,656,398.44
    46       2/25/2011     3/25/2011    33,502,248.97
    47       3/25/2011     4/25/2011    32,179,650.84
    48       4/25/2011     5/25/2011    31,139,816.58
    49       5/25/2011     6/25/2011    30,140,404.12
    50       6/25/2011     7/25/2011    29,158,294.55
    51       7/25/2011     8/25/2011    28,220,017.16
    52       8/25/2011     9/25/2011    27,310,685.89
    53       9/25/2011    10/25/2011    26,416,903.69
    54      10/25/2011    11/25/2011    25,563,516.94
    55      11/25/2011    12/25/2011    24,717,889.73
    56      12/25/2011     1/25/2012    23,600,233.91
    57       1/25/2012     2/25/2012    22,690,732.23
    58       2/25/2012     3/25/2012    21,953,680.19
    59       3/25/2012     4/25/2012    21,231,206.83
    60       4/25/2012     5/25/2012    20,544,058.44
    61       5/25/2012     6/25/2012    19,859,227.82
    62       6/25/2012     7/25/2012    18,898,857.04
    63       7/25/2012     8/25/2012    18,139,983.63
    64       8/25/2012     9/25/2012    17,550,888.37
    65       9/25/2012    10/25/2012    16,977,282.03
    66      10/25/2012    11/25/2012    16,428,775.03
    67      11/25/2012    12/25/2012    15,886,375.18
    68      12/25/2012     1/25/2013    15,195,704.20
    69       1/25/2013     2/25/2013    14,620,297.55
    70       2/25/2013     3/25/2013    14,145,914.36
    71       3/25/2013     4/25/2013    13,688,800.10
    72       4/25/2013     5/25/2013                -

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

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                                    Page 29